EXHIBIT 99.1

CONTACT:	A. Chad Fitzhugh
Chief Financial Officer
(615) 782-8818

O’CHARLEY’S INC. REPORTS FOURTH QUARTER AND YEAR-END RESULTS

Fourth Quarter Highlights

•	Celebrates Accretive First Year with Ninety Nine Restaurant & Pub

•	Completes Second Phase of O’Charley’s Sales Building Initiatives

•	Signs First O’Charley’s Franchise Agreement

•	Issues Guidance for First Fiscal Quarter of 2004

NASHVILLE, Tenn. (February 6, 2004) — O’Charley’s Inc. (NASDAQ/NM: CHUX), a leading casual dining restaurant company, today reported revenues and earnings per share for the 12-week and 52-week periods ended December 28, 2003.

O’Charley’s Inc. Financial and Operational Highlights

     For the 12-week period ended December 28, 2003, earnings per diluted share were $0.13 compared with $0.35 per share in the 12-week period ended December 29, 2002. Included in the earnings and earnings per share results is a previously announced pre-tax charge of $1.8 million, or $0.05 per diluted share, for debt extinguishment costs related to the refinancing of a senior secured credit facility. Revenues in the fourth quarter increased 54.4% to $183.0 million from $118.5 million in the prior-year period. Net earnings for the fourth quarter were $2.9 million compared with $6.9 million in the fourth quarter of 2002.

     Earnings per diluted share for the 52 weeks ended December 28, 2003, were $0.95 compared with earnings before the cumulative effect of change in accounting principle of $1.35 per diluted share for the 52 weeks ended December 29, 2002. Revenues rose 51.8% to $759.0 million from $499.9 million in the prior-year period, which reflects the incremental revenues of $205.5 million resulting from the acquisition of Ninety Nine Restaurant & Pub on January 27, 2003. Net earnings were $21.3 million compared with earnings before the cumulative effect of a change in accounting principle of $26.8 million in the prior-year period. The Company incurred an after-tax charge of $6.1 million, or $0.31 per diluted share, which was recorded as a cumulative effect of a change in accounting principle as of the beginning of fiscal 2002 for the goodwill related to the purchase in May 2000 of Stoney River Legendary Steaks. For the 52 weeks ended December 29, 2002, the Company reported net earnings of $20.7 million, or $1.04 per diluted share.

     Gregory L. Burns, chairman and chief executive officer of O’Charley’s Inc. stated, “2003 was a challenging year for the company as we did not achieve the financial objectives we targeted going into the year. Despite these challenges, the fourth quarter marked the completion of our first year with Ninety Nine, and we were able to celebrate that milestone with accretive results. We are pleased with the progress we are making at O’Charley’s and expect the positive customer count momentum we have established to continue, which should enable us to improve operating margin levels as the year progresses.

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CHUX Reports Fourth Quarter and Year-End Results

February 6, 2004

Our concept and support teams are enthusiastic going into 2004 with positive customer counts at O’Charley’s, solid results from Ninety Nine, continued improvement at Stoney River and a strong balance sheet that will enhance our ability to meet our financial objectives in 2004.”

O’Charley’s Restaurants

     Restaurant sales for O’Charley’s increased 9.7% to $123.8 million for the fourth quarter, reflecting the net addition of 24 stores over the past 12 months. Same restaurant sales for the fourth quarter were down 2.2% when compared with the prior-year period and down 2.5% for fiscal 2003. While same restaurant sales during the fourth quarter were negatively affected by the inclement weather in the Midwest compared to the prior year, customer counts remained positive during the quarter. One new O’Charley’s restaurant opened during the fourth quarter and two have opened to date in the first quarter, bringing the total number of O’Charley’s restaurants to 208. The Company expects to open approximately 15 new O’Charley’s restaurants in 2004 with all restaurants expected to open in existing markets.

     Commenting on results for O’Charley’s, Mr. Burns stated, “Consistent with trends cited at the beginning of the quarter, customer counts remain positive as we completed the second phase of our plan. During the second phase, we were able to achieve customer count growth, while increasing our overall margins through favorable menu mix shifts as compared to phase one of the plan. The third phase of these initiatives commenced in January 2004 with a new menu highlighted by a variety of taste profiles and price points designed to appeal to core customers and attract new customers. Unlike the beginning stages of this process, we expect phase three to be considerably longer in term and broader in scope, designed to continue to grow our customer base and to expand operating margins.”

O’Charley’s Franchising Efforts

     During the fourth quarter, O’Charley’s completed its first franchise agreement with the signing of Meritage Hospitality Group to an exclusive multi-unit development agreement. The agreement specifies Meritage Hospitality will develop up to 15 new O’Charley’s restaurants in Michigan. Meritage has been one of the fastest growing Wendy’s franchisees within the Wendy’s franchisee system for the past three years and has proven experience in operating restaurants through southern and western Michigan. Meritage Hospitality appointed Roger Zingle, a twenty-five year veteran of the restaurant industry, as its President and Chief Operating Officer of O’Charley’s of Michigan.

Ninety Nine Restaurant & Pub Restaurants

     Restaurant sales for Ninety Nine were $52.7 million for the fourth quarter. Same restaurant sales for the fourth quarter were down 0.8% compared with the prior-year period and up 1.1% for the period January 27, 2003, (the date the Company acquired Ninety Nine) to December 28, 2003, compared with the same period a year ago. The Company’s year-to-date consolidated results for 2003 include the results of operations of Ninety Nine for the period subsequent to January 27, 2003. Two net additional Ninety Nine restaurants opened in the fourth quarter and one opened to date in the first quarter of 2004, bringing the total to 88 Ninety Nine restaurants. The Company expects to open 12 to 14 new Ninety Nine restaurants in 2004 with all openings in existing markets.

     Mr. Burns stated, “We are very pleased with the results at Ninety Nine and the strength of its management team. The sales growth, profitability and operating goals for the year met our expectations. Same restaurant sales for the fourth quarter were trending in-line with our original expectations of a one to two percent increase until the Northeast experienced two severe winter storms late in the quarter.”

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CHUX Reports Fourth Quarter and Year-End Results

February 6, 2004

     The Company announced that Chad Doe will transition from concept president of Ninety Nine, responsible for oversight of day-to-day operations, to chairman of an advisory board at Ninety Nine, responsible for the strategic development of the Ninety Nine brand. John Grady, a 28-year veteran of Ninety Nine and currently executive vice president will become president at the end of the first quarter with responsibility over day-to-day operations.

     Mr. Burns added, “We are excited to announce that John Grady, an experienced restaurant leader, is being named the president of Ninety Nine. During his 28-year tenure at Ninety Nine, John has been involved in many facets of the business, from operations, training, real estate to human resources. As a significant shareholder in the Company, Chad Doe has a vested interest in the Company and will focus his efforts on the strategic development of the Ninety Nine brand. We are impressed with the tremendous depth and talent of the Ninety Nine senior management team, whose tenure with the company averages over 15 years, and are confident they will continue successfully operating and developing the Ninety Nine concept.”

     Chad Doe, president of Ninety Nine stated, “John is an integral part of the Ninety Nine family. I am confident in and trust the senior management team to run the company successfully going forward. I look forward to working with John on the strategic development of the Ninety Nine brand and believe we can double the number of Ninety Nine restaurants during the next five years.”

Stoney River Legendary Steaks Restaurants

     Fourth quarter sales for Stoney River Legendary Steaks increased 18.5% to $5.4 million. Same restaurant sales increased 7.9% for the fourth quarter and were up 1.6% for the year. The Company intends to open up to two new Stoney River restaurants in 2004. Mr. Burns added, “Stoney River continues to demonstrate operational excellence as evidenced by the strong sales in the past two consecutive quarters. By focusing our resources on building awareness in the new markets entered in the past three years, we believe we have established a solid foundation to move forward with a gradual plan of new store development over the next few years.”

Financial Transactions

     During the fourth quarter, the Company completed sale and leaseback transactions involving 28 of its O’Charley’s restaurants for gross proceeds of $59.1 million. Subsequent to year-end, the company completed an additional sale and leaseback transaction involving six of its O’Charley’s restaurants for gross proceeds of $12.1 million. With these transactions, the Company has raised total gross proceeds of $71.2 million, which was used to repay amounts outstanding under the credit facility. In addition, the Company executed a $100.0 million fixed-to-floating interest rate swap during the 2004 first quarter relating to the senior subordinated notes for the matching term.

Outlook for First Fiscal Quarter of 2004

     The Company stated that it expects to report net earnings per diluted share of $0.28 to $0.32 per diluted share for the sixteen weeks ending April 18, 2004. These projected results for the first fiscal quarter are based upon anticipated same restaurant sales of flat to up 2% and six new restaurants for the O’Charley’s concept and same restaurant sales increases of flat to up 2% and up to three new restaurants for the Ninety Nine concept in the first quarter.

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CHUX Reports Fourth Quarter and Year-End Results

February 6, 2004

Investor Conference Call and Web Simulcast

     O’Charley’s Inc. will conduct a conference call on its fourth quarter earnings release on February 6, 2004, at 11:00 a.m. EST. The number to call for this interactive teleconference is (913) 981-5508. A replay of the conference call will be available until February 13, 2004, by dialing (719) 457-0820 and entering the passcode, 166390.

     The Company will also provide an on-line Web simulcast and rebroadcast of the conference call. The live broadcast of the Company’s quarterly conference call will be available on-line at the Company’s Website at www.ocharleys.com, as well as www.streetevents.com and www.fulldisclosure.com on February 6, 2004, beginning at 11:00 a.m. EST. The on-line replay will follow shortly after the call and continue until February 20, 2004.

     O’Charley’s Inc. operates 208 O’Charley’s restaurants in 16 states in the Southeast and Midwest. The menu, with an emphasis on fresh preparation, features several specialty items such as hand-cut and aged steaks, a variety of seafood, freshly-baked yeast rolls, fresh-cut salads with special-recipe salad dressings and signature caramel pie. The Company also operates Ninety Nine Restaurant & Pub in 88 locations throughout Connecticut, Maine, Massachusetts, New Hampshire, New York, Rhode Island and Vermont. Ninety Nine has earned a strong reputation for providing generous portions of high-quality food at moderate prices in a comfortable, relaxed atmosphere. The menu features a wide selection of appetizers, salads, sandwiches, burgers, entrees and desserts. In addition, the Company operates six Stoney River Legendary Steaks restaurants in Georgia, Illinois, Kentucky and Tennessee. The dinner-only steakhouse concept appeals to both upscale casual dining and fine dining customers by offering high-quality food and attentive customer service typical of high-end steakhouses at more moderate prices.

     This press release and statements made by or on behalf of the Company relating hereto may be deemed to constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, including the Company’s projected results of operations for the first fiscal quarter of 2004,may be affected by certain risks and uncertainties, including, but not limited to, the Company’s ability to successfully implement sales building initiatives at the O’Charley’s concept, increase operating margins and reverse decreases in same restaurant sales; the adverse impact of the Hepatitis A occurrence and the related litigation on the Company’s results of operations; the possible adverse effect on our sales of any decrease in consumer spending; the effect of increased competition; the effect that any increases in food, labor and other expenses, including those associated with the sales building initiatives, may have on our results of operations; and the other risks described in the Company’s filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by us that our objectives, plans and projected results of operations will be achieved and the Company’s actual results could differ materially from such forward-looking statements. The Company does not undertake any obligation to publicly release any revisions to the forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

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CHUX Reports Fourth Quarter and Year-End Results

February 6, 2004

O’Charley’s Inc.
Consolidated Statements of Earnings (unaudited)
Twelve Weeks Ended December 28, 2003 and December 29, 2002

	2003		2002

	(in thousands, except per share data)
Revenues:
Restaurant sales	$181,919	99.4%	$117,421	99.1%
Commissary sales	1,074	0.6%	1,096	0.9%

	182,993	100.0%	118,517	100.0%
Costs and Expenses:
Cost of restaurant sales:
Cost of food and beverage	55,643	30.6%	31,870	27.1%
Payroll and benefits	61,974	34.1%	36,261	30.9%
Restaurant operating costs	33,698	18.5%	20,559	17.5%
Cost of commissary sales	1,016	0.6%	1,022	0.9%
Advertising, general and administrative expenses	12,108	6.6%	9,819	8.3%
Depreciation and amortization	8,937	4.9%	6,227	5.3%
Preopening costs	802	0.4%	931	0.8%

	174,178	95.2%	106,689	90.0%

Income from Operations	8,815	4.8%	11,828	10.0%
Other (Income) Expense:
Interest expense, net	3,728	2.0%	1,351	1.1%
Debt extinguishment charge	1,800	1.0%	—	0.0%
Other, net	(554)	-0.3%	(31)	0.0%

	4,974	2.7%	1,320	1.1%

Earnings Before Income Taxes	3,841	2.1%	10,508	8.9%
Income Taxes	984	0.5%	3,652	3.1%

Net Earnings	$2,857	1.6%	$6,856	5.8%

Basic Earnings per Share:
Earnings per common share	$0.13		$0.36

Weighted average common shares outstanding	22,240		18,803

Diluted Earnings per Share:
Earnings per common share	$0.13		$0.35

Weighted average common shares outstanding	22,503		19,748

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CHUX Reports Fourth Quarter and Year-End Results

February 6, 2004

O’Charley’s Inc.
Consolidated Statements of Earnings (unaudited)
Year Ended December 28, 2003 and December 29, 2002

	2003		2002

	(in thousands, except per share data)
Revenues:
Restaurant sales	$753,740	99.3%	$495,112	99.0%
Commissary sales	5,271	0.7%	4,800	1.0%

	759,011	100.0%	499,912	100.0%
Costs and Expenses:
Cost of restaurant sales:
Cost of food and beverage	221,129	29.3%	140,577	28.4%
Payroll and benefits	251,579	33.4%	154,311	31.2%
Restaurant operating costs	138,473	18.4%	85,761	17.3%
Cost of commissary sales	4,970	0.7%	4,488	0.9%
Advertising, general and administrative expenses	53,493	7.0%	37,677	7.5%
Depreciation and amortization	36,360	4.8%	25,527	5.1%
Preopening costs	6,337	0.8%	5,074	1.0%

	712,341	93.9%	453,415	90.7%

Income from Operations	46,670	6.1%	46,497	9.3%
Other (Income) Expense:
Interest expense, net	14,153	1.9%	5,556	1.1%
Debt extinguishment charge	1,800	0.2%	—	0.0%
Other, net	(652)	-0.1%	(118)	0.0%

	15,301	2.0%	5,438	1.1%

Earnings Before Income Taxes and Cumulative Effect of Change in Accounting Principle	31,369	4.1%	41,059	8.2%
Income Taxes	10,096	1.3%	14,268	2.9%

Earnings Before Cumulative Effect of Change in Accounting Principle	21,273	2.8%	26,791	5.4%
Cumulative Effect of Change in Accounting Principle, Net	—	0.0%	(6,123)	-1.2%

Net Earnings	$21,273	2.8%	$20,668	4.1%

Basic Earnings per Share:
Earnings before cumulative effect of change in accounting principle	$0.98		$1.43
Cumulative effect of change in accounting principle, net	0.00		(0.33)

Net earnings	$0.98		$1.11

Weighted average shares outstanding	21,677		18,683

Diluted Earnings per Share:
Earnings before cumulative effect of change in accounting principle	$0.95		$1.35
Cumulative effect of change in accounting principle, net	0.00		(0.31)

Net earnings	$0.95		$1.04

Weighted average shares outstanding	22,287		19,786

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CHUX Reports Fourth Quarter and Year-End Results

February 6, 2004

O’Charley’s Inc.
Condensed Consolidated Balance Sheet (unaudited)
At December 28, 2003 and December 29, 2002

	2003	2002

	(in thousands)
Cash	$9,574	$8,311
Other current assets	39,899	32,593
Property and equipment, net	429,361	381,553
Goodwill and other intangible assets	119,290	—
Other assets	22,380	6,334

Total assets	$620,504	$428,791

Current portion of long-term debt and capital leases	$10,031	$8,015
Other current liabilities	87,692	54,306
Deferred income taxes	6,909	7,796
Long-term debt, net of current portion	165,145	98,164
Capitalized lease obligations, net of current portion	34,453	25,923
Other liabilities	12,839	4,623
Shareholders’ equity	303,435	229,964

Total liabilities and shareholders’ equity	$620,504	$428,791

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